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                                                                   EXHIBIT 10.28

                      TRADEMARK LICENSE EXTENSION AGREEMENT


         This Extension Agreement dated as of November 30, 2002 is by and between Hallmark Cards, Incorporated ("Hallmark") and Crown Media International, LLC (formerly known as Crown Media International, Inc.) ("Crown").


         WHEREAS, Crown and Hallmark have previously entered into that certain Amended and Restated Trademark License Agreement between the parties dated as of December 1, 2000 (the "License Agreement"); and

         WHEREAS, the parties desire to extend the term of the License
Agreement;

         NOW, THEREFORE, Crown and Hallmark hereby agree as follows:

         1. The term of the License Agreement shall be extended for an additional year period terminating on November 30, 2003, subject to any earlier termination pursuant to the terms of the License Agreement.

         2. Paragraph 1 Grant shall be amended by adding at the end of the introductory paragraph "and Crown shall be a wholly-owned subsidiary of Crown Media Holdings, Inc.:"

         3. All other terms and conditions of the License Agreement will remain unchanged and in full force and effect.

         IN WITNESS WHEREOF, the parties hereto have executed this Extension Agreement as of the date set forth above.



HALLMARK CARDS, INCORPORATED


By:      /s/ Judith Whittaker
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Title:   Executive Vice President
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CROWN MEDIA INTERNATIONAL, LLC

By:      /s/ C. Stanford
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Title:   Vice President
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